Exhibit 10.1

Swordfish Financial, Inc. Announces the Execution of "Deed of Assignment" for Funds in the Amount of $265,000,000.00 USD

ROCKWALL, TX, May 4, 2010 (Marketwire) --

ROCKWALL, TX -- (Marketwire) -- 05/04/10 -- Swordfish Financial, Inc. (PINKSHEETS: SWRF), a Minnesota Corporation, announces the following current events have taken place.

On April 30th, 2010 Swordfish Financial entered in to a contract to provide financial management and investment services to facilitate the long term funding of a global clean water and food initiative. This program will span several countries and utilize the combined efforts of many of the World's most successful humanitarian operations. The funding of the first stage of this project will result in the transfer of ownership of a $265,000,000.00 USD cash account held at Credit Suisse Bank via deed of assignment to Swordfish Financial. In addition, a written commitment has been secured to fund the second phase of this project through the deed of assignment to Swordfish of a gold deposit account. Details of this funding will be made available upon issuance of the deed of assignment, projected to be within the next 30 days.

Michael Alexander, CEO of SWRF, stated, "The execution of this deed of assignment is just the beginning. It is the intention of the entities behind this funding to continue to utilize their vast economic resources to ensure that clean water and hunger relief is achieved on a global scale and Swordfish Financial, Inc. will be the mechanism to execute these plans Worldwide."

About Swordfish Financial, Inc.

Swordfish Financial, Inc.'s (PINKSHEETS: SWRF) primary revenue source will come from the recovery and/or margin of orphaned and dormant assets of high net worth individuals and companies held in financial institutions around the world.

SWRF will use a portion of the funds generated by our asset recovery efforts to finance small and medium sized organizations by providing asset based funding against marketable "income producing and/or marginable" assets provided those companies meet our eco-friendly or humanitarian criteria. SWRF's funding will enable these organizations to compete more effectively, improve operations and increase their shareholder value.

Forward-Looking Statements

This document contains forward-looking statements and information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward looking statements as a result of various factors, including market conditions, competition, advances in technology and other factors.

CONTACT:
Swordfish Financial, Inc.
Investor Relations
info@swordfishfinancial.com